UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2003

DREYER’S GRAND ICE CREAM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50325	02-0623497

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 College Avenue
Oakland, California 94618
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 652-8187

Item 5. Other Events and Regulation FD Disclosure.

On October 22, 2003, Dreyer’s Grand Ice Cream Holdings, Inc. (the “Corporation”) announced that it will close its Union City, California manufacturing facility in the first quarter of 2004 and will expand production capability in Bakersfield, California and on the East Coast. A copy of the Corporation’s press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

     c) Exhibits.

Exhibit No.	Description

99.1	Dreyer’s Grand Ice Cream Holdings, Inc. Press Release dated October 22, 2003

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREYER’S GRAND ICE CREAM HOLDINGS, INC.

Date: October 22, 2003
	By:	/s/ Alberto Romaneschi

Name: Alberto Romaneschi
Title: Executive Vice President – Finance and
Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Dreyer’s Grand Ice Cream Holdings, Inc. Press Release dated October 22, 2003